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Separation Plan Update
▪ Filed 8-K today announcing plan to file S-4 merger proxy
 – Will seek shareholder approval for a holding company merger structure to:
 ▪ More efficiently execute the separation
 ▪ Ensure continued compliance with Jones Act U.S. ownership requirements
 – If the necessary merger approval is not achieved, other
 structural alternatives will be used to effect the separation
▪ On track for 2nd half of 2012 closing
 – Targeting 3Q, but subject to timing of the IRS/SEC review process
▪ IRS letter ruling request expected to be submitted this
 week
▪ Form-10 filing expected in late March/early April

Forward Looking Statements Disclosure
Statements in this presentation that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-
looking statement. These forward-looking statements are not guarantees of future performance. This presentation should be read in conjunction with our
Annual Report on Form 10-K and our other filings with the SEC through the date of this presentation, which identify important factors that could affect the forward
-looking statements in this presentation. We do not undertake any obligation to update our forward-looking statements.
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Where to Find Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Alexander & Baldwin Holdings, Inc.
(“Holdings”) will file a registration statement that includes a preliminary proxy statement/prospectus and other relevant documents in connection with the proposed reorganization. ALEXANDER & BALDWIN, INC. (“A&B”) SHAREHOLDERS ARE
URGED TO CAREFULLY READ THESE DOCUMENTS AND THE DEFINITIVE
PROXY STATEMENT/PROSPECTUS, WHEN FILED AND MAILED, BECAUSE
THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED
REORGANIZATION. The definitive proxy statement/prospectus will be mailed to A&B shareholders prior to the shareholder meeting. In addition, investors may obtain a free copy of the preliminary proxy statement/prospectus and other filings containing information about A&B, Holdings, and the holding company reorganization, from the SEC at the SEC’s website at http://www.sec.gov after such documents have been filed with the
SEC. In addition, after such documents have been filed with the SEC, copies of the preliminary proxy statement/prospectus and other filings containing information about
A&B, Holdings, and the holding company reorganization can be obtained without charge by sending a request to Alexander & Baldwin, Inc., P.O. Box 3440, Honolulu, Hawaii
96801-3440, Attention: Investor Relations; by calling (808) 525-6611; or by accessing them on A&B’s web site at http://www.alexanderbaldwin.com.

Participants in the Merger Solicitation
A&B, its directors, executive officers, certain other members of management, and employees may be deemed to be participants in the solicitation of proxies from the shareholders of A&B in favor of the proposed holding company reorganization. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus and other relevant documents that A&B and Holdings intend to file with the SEC in connection with the annual meeting of shareholders of A&B.